EXHIBIT 11

                            COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                           -------------------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement of The Diversified Investors Funds Group on Form N-1A (File No. 33-61810) of our reports dated February 12, 1997 and February 10, 1997 on our audits of the financial statements and financial highlights of The Diversified Investors Funds Group and Diversified Investors Portfolios, respectively.

We also consent to the references to our firm under the captions "Independent Accountants" and "Experts" in the Statement of Additional Information.


                                    /s/Coopers & Lybrand L.L.P.


                                       COOPERS & LYBRAND, L.L.P.


New York, New York
September 29, 1997